Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN AND SERVICING AGREEMENT, dated as of December 27, 2021 (this “Amendment ”), among Onex Falcon Direct Lending BDC SPV, LLC, a Delaware limited liability company (the “Borrower”), Onex Falcon Direct Lending BDC Fund, as collateral manager (the “Collateral Manager”), Société Générale, as agent (the “Agent ”) and lender agent (the “Lender Agent”) and Multicurrency Lender, Dollar Lender and as a Revolving Lender (the “Lender”), U.S. Bank National Association, as collateral agent (the “Collateral Agent”) and as collateral custodian (the “Collateral Custodian”).

WHEREAS, the Borrower, the Collateral Manager, Onex Falcon Direct Lending BDC Fund, as equityholder, the Collateral Agent, the Collateral Custodian, the Lender and the Agent are party to the Loan and Servicing Agreement, dated as of October 4, 2021 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower, the Agent, the Lender Agent, the Lender, the Collateral Agent, the Collateral Custodian, and the Collateral Manager have agreed to amend the Loan Agreement in accordance with the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments to the Loan Agreement

SECTION 2.1 As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1 This Amendment shall become effective as of the date first written above upon the satisfaction of each of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Agent’s receipt of a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Agent covering such matters as the Agent may reasonably request;

(c) the Agent’s receipt of a good standing certificate for the Borrower and the Collateral Manager issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower and the Collateral Manager approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(d) payment of all fees due and owing to the Agent on or prior to the date of this Amendment.

ARTICLE IV

Representations and Warranties

SECTION 4.1 The Borrower hereby represents and warrants to the Agent that, as of the date first written above, (i) no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2 Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3 Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Loan Agreement for all purposes and is therefore a Transaction Document.

SECTION 5.4 Entire Agreement. The only amendments being made to the Loan Agreement are those that are set forth in this Agreement; no other amendments are being made. This Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other parties hereto.

SECTION 5.5 Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.6 Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.7 Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ONEX FALCON DIRECT LENDING BDC SPV, LLC, as Borrower

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: Authorized Signatory

[Signature Page to First Amendment to Loan and Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as Agent

By:	/s/ Julien Thinat
Name: Julien Thinat
Title: Authorized Signatory

[Signature Page to First Amendment to Loan and Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as a Lender Agent, Multicurrency Lender, Dollar Lender and as a Revolving Lender

By:	/s/ Julien Thinat
Name: Julien Thinat
Title: Authorized Signatory

[Signature Page to First Amendment to Loan and Servicing Agreement]

ONEX FALCON DIRECT LENDING BDC FUND, as Collateral Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: Authorized Signatory

[Signature Page to First Amendment to Loan and Servicing Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Custodian

By:	/s/ Maria D. Calzado
Name: Maria D. Calzado
Title: Senior Vice President

[Signature Page to First Amendment to Loan and Servicing Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Maria D. Calzado
Name: Maria D. Calzado
Title: Senior Vice President

[Signature Page to First Amendment to Loan and Servicing Agreement]

APPENDIX A

EXECUTION VERSION

CONFORMED THROUGH AMENDMENT NO. 1

LOAN AND SERVICING AGREEMENT

dated as of October 4, 2021

ONEX FALCON DIRECT LENDING BDC SPV, LLC,

as Borrower

ONEX FALCON DIRECT LENDING BDC FUND,

as Equityholder

ONEX FALCON DIRECT LENDING BDC FUND,

as Collateral Manager

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

SOCIÉTÉ GÉNÉRALE,

as Agent

THE OTHER LENDER AGENTS PARTIES HERETO,

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Custodian

in each case that are not received in lieu of principal, interest or fees owed under the related Underlying Instruments.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.17) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any Taxes imposed under FATCA.

“Executive Officer” means, with respect to the Borrower, the Collateral Manager or the Equityholder, the Chief Executive Officer, the Chief Operating Officer, the Executive Vice President of such Person or any other Person included on the incumbency of the Borrower, Collateral Manager or Equityholder, as applicable, delivered hereunder and, with respect to any other Person, the President, Chief Financial Officer, Executive Vice President or any Vice President.

“Exposure Amount” means, as of any date of determination and with respect to any Variable Funding Asset, the excess of (a) the Borrower’s maximum funding commitment thereunder over (b) the Principal Balance of such Variable Funding Asset. For the avoidance of doubt, the Exposure Amount in respect of a Defaulted Collateral Obligation shall be included in the calculation of the Exposure Amount if the Borrower is at such time subject to contractual funding obligations with respect to such Defaulted Collateral Obligation and such obligation has not ceased to be enforceable under the Bankruptcy Code.

“Extension Request” has the meaning set forth in Section 2.6.

“Facility” means the loan facility to be provided to the Borrower pursuant to, and in accordance with, this Agreement.

“Facility Amount” means $~~100,000,000~~200,000,000 .

“Facility Termination Date” means the earlier of (i) October 2, 2026 and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to, any intergovernmental agreement, treaty or convention among Official Bodies and implementing such Sections of the Code.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“FILO A Loan” means a FILO Loan that, as of any date of determination, has an Effective LTV of less than or equal to 60% and Total Net Leverage Ratio less than or equal to 5.5x.

“FILO B Loan” means a FILO Loan that is not a FILO A Loan and, as of any date of determination, has an Effective LTV less than or equal to 75% and Total Net Leverage Ratio less than or equal to 6.5x.

“FILO C Loan” means any FILO Loan that is not a FILO A Loan or a FILO B Loan and, as of any date of determination, has Total Net Leverage Ratio less than or equal to 7.0x, provided that any FILO Loan that would have constituted a FILO A Loan or a FILO B Loan but for the fact that it fails to meet the provisions thereto with respect to Effective LTV shall constitute a FILO C Loan.

“FILO D Loan” means any FILO Loan that is not a FILO A Loan, a FILO B Loan, or a FILO C Loan and, as of any date of determination, has Total Net Leverage Ratio less than or equal to 7.5x.

“FILO E Loan” means any FILO Loan that, as of any date of determination, is not a FILO A Loan, FILO B Loan, FILO C Loan or FILO D Loan.

“FILO Loan” means a commercial loan that (x) would have constituted a First Lien Loan but for the fact that, at any time prior to and/or after an event of default under the related loan agreement of such loan, will be paid after one or more tranches of First Out Loans issued by the same Obligor have been paid in full in accordance with a specified waterfall or other priority of payments and (y) the total size of First Out Loans repayable ahead of the FILO Loan shall be less than 25% of the sum of the sizes of such First Out Loans and such FILO Loan.

“First Amendment Effective Date” means December 27, 2021.

(b) the Borrower shall promptly notify the Agent of the occurrence any Material Modification with respect to a particular Eligible Collateral Obligation;

provided that, for the avoidance of doubt, “Material Modification” shall not include any change to the base rate in respect of a Collateral Obligation from LIBOR to an alternative rate, including any applicable spread or payment frequency adjustments thereto that in the Collateral Manager’s commercially reasonable judgment is consistent with the successor for LIBOR.

“Maximum Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Collateral Obligations included in the Collateral is less than or equal to 7.5 years.

“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date; (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Collateral Manager has actual knowledge of the occurrence of any Evaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.11; and (vii) the date of any Optional Sale.

“Minimum Commitment Usage” means (i) from the Effective Date to ~~the six month anniversary of the Effective Date~~and including April 4, 2022, 0.0% ~~and~~, (ii) from April 5, 2022 to and including June 27, 2022, 37.5% and (iii) thereafter, 75%.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination, if the Weighted Average Spread of all Eligible Collateral Obligations included in the Collateral on such day is equal to or greater than 4.00%.

“Monthly Report” means a report prepared by the Collateral Agent, on behalf of the Borrower, substantially in the form of Exhibit D.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Industry Classifications” means the list of industry classifications set forth on Schedule 2.

“Multicurrency Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “Multicurrency Lender”.

“Note” means a promissory grid note, in the form of Exhibit A, made payable to the order of a Lender Agent, on behalf of the related Lenders.

“Note Agent” has the meaning set forth in Section 14.1.

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Lender Agents, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, the Agent or any other Affected Person or Indemnitee arising under or in connection with this Agreement, the Notes and each other Transaction Document.

Effective LTV greater than 60% as of the Relevant Test Period most recently ended prior to the related Cut-Off Date, or (b) a FILO Loan.

“Standard & Poor’s” means S&P Global Ratings and any successor thereto.

“Structured Finance Obligation” means any obligation owing or issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or interests as have more than 50% of the ordinary voting power for the election of directors, managers or general partners, as applicable.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.11 and the Sale Agreement.

“Supported QFC” has the meaning set forth in Section 17.23.

“Swap Contracts” means, as to any Person, all payment and collateralization obligations of such Person in respect of (a) any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”), any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such agreement.

“Target Portfolio Amount” means $~~185,000,000~~370,000,000 .

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Term Loans to the Borrower on the Effective Date, pursuant to an Assignment Agreement or on any Conversion Date in the amount of the total Term Loans as set forth on Annex B, as such amount may be terminated or reduced from time to time in accordance the occurrence and during the continuation of a Collateral Manager Event of Default, deliver to the Agent copies of all Records in its possession which evidence or relate to the Collections.

(d) The Collateral Manager shall, as soon as practicable following receipt thereof, turn over to the applicable Person any cash collections or other cash proceeds received with respect to each Collateral Obligation that do not constitute Collections or were paid in connection with a Retained Interest.

(e) On each Measurement Date, the Collateral Manager (on behalf of the Borrower) shall re-determine the status of each Eligible Collateral Obligation as of such date and provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Agent and the Agent and, as a consequence thereof, Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date.

(f) The Collateral Manager may, with the prior written consent of the Agent, execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys in fact; provided that, it shall remain liable for all such duties as if it performed such duties itself.

Section 7.4 Representations and Warranties of the Collateral Manager. The Collateral Manager represents, warrants and covenants as of the Effective Date and each Funding Date as to itself:

(a) Organization and Good Standing. It (i) has been duly organized, and is validly existing as a statutory trust under the laws of its jurisdiction of organization and (ii) has all requisite limited partnership power and authority to own or lease its properties and conduct its business as such business is presently conducted.

(b) Due Qualification. It (i) is in good standing as a statutory trust under the laws of its jurisdiction of organization and, (ii) duly qualified to do business in its jurisdiction of organization and and (iii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or obtain such qualifications, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority. It (i) has all necessary statutory trust power and authority to (a) execute and deliver each Transaction Document to which it is a party, and (b) perform its obligations under the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary statutory trust action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Collateral Manager is a party have been duly executed and delivered by the Collateral Manager.

(d) Binding Obligations. Each Transaction Document to which the Collateral Manager is a party constitutes a legal, valid and binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its respective terms, except as

Annex B

Lender	Dollar or Multicurrency Lender	Commitment as of the First Amendment Effective Date		Revolving or Term Commitment
Société Générale	Multicurrency Lender	~~$~~	~~20,000,000~~$40,000,000	Revolving Commitment
Société Générale	Dollar Lender	~~$~~	~~80,000,000~~$160,000,000	Revolving Commitment

B-1